Exhibit 4.15

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of June 21, 2016 by and among CSC Holdings, LLC, a limited liability company incorporated and existing under the laws of Delaware (as successor by merger to Neptune Finco Corp. (the “Initial Issuer”), the “Issuer”), the completion date guarantors set forth in Schedule I hereto (the “Completion Date Guarantors”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Initial Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an indenture, dated as of October 9, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.625% Senior Guaranteed Notes due 2025 (the “Notes”);

WHEREAS, pursuant to Sections 5.03, 9.01, 9.05 and 10.05 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Completion Date Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1

Defined Terms

Section 1.01.        Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

Obligations and Agreements; Agreement to be Bound; Agreement to Guarantee; Limitations

Section 2.01.        Obligations and Agreements.  The Issuer hereby succeeds the Initial Issuer as Issuer under the Indenture and as such will have all of the rights and privileges, and be subject to all of the obligations, duties, covenants and agreements, of the Issuer under the Indenture and the Notes and each of the Completion Date Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and privileges, and be subject to all of the obligations, duties, covenants and agreements, of a Guarantor under the Indenture and the Notes.

Section 2.02.        Agreement to be Bound. The Issuer irrevocably and unconditionally agrees to be bound by all of the provisions of the Indenture and the Notes applicable to the Issuer and to perform all of the obligations, duties, covenants and agreements of the Issuer under the Indenture and the Notes and each Completion Date Guarantor agrees to be bound by all of the provisions of the Indenture and the Notes applicable to a Guarantor and to perform all of the obligations, duties, covenants and agreements of a Guarantor under the Indenture and the Notes.

Section 2.03.        Agreement to Guarantee.  Each Completion Date Guarantor hereby agrees, jointly and severally with all other Guarantors on the date hereof, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 and Article 12 of the Indenture.

Section 2.04.        Limitations on Note Guarantee. Each of the Completion Date Guarantors’ Note Guarantee is hereby limited pursuant to Section 10.07 of the Indenture.

ARTICLE 3

Miscellaneous

Section 3.01.        Notices.  All notices and other communications to the Completion Date Guarantors and the Issuer shall be given as provided in the Indenture, at the address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer:

CSC Holdings, LLC

1111 Stewart Avenue

Bethpage, New York 11714

U.S.A.

Facsimile: +1 (516) 803-2577

Section 3.02.        Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03.        Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.        Jurisdiction. The Issuer and each Completion Date Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 3.05.        Severability Clause.  In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.06.        Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.07.        Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.08.        Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.09.        Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 3.10.        Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for or in respect of the sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which have been made by the Issuer and the Completion Date Guarantors.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CSC HOLDINGS, LLC, as Issuer

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Vice President, Treasurer and Chief Financial Officer

(Signature Page to Completion Date Supplemental Indenture (Senior Guaranteed Notes))

1047 E 46TH STREET CORPORATION
151 S. FULTON STREET CORPORATION
2234 FULTON STREET CORPORATION
CABLEVISION LIGHTPATH CT LLC
CABLEVISION LIGHTPATH, INC.
CABLEVISION LIGHTPATH NJ LLC
CABLEVISION OF BROOKHAVEN, INC.
CABLEVISION OF LITCHFIELD, INC.
CABLEVISION OF WAPPINGERS FALLS, INC.
CABLEVISION SYSTEMS BROOKLINE CORPORATION
CABLEVISION SYSTEMS NEW YORK CITY CORPORATION
CSC ACQUISITION — MA, INC.
CSC ACQUISITION CORPORATION
CSC OPTIMUM HOLDINGS, LLC
CSC TECHNOLOGY, LLC
LIGHTPATH VOIP, LLC
NY OV LLC
OV LLC
WIFI CT-NJ LLC
WIFI NY LLC
A-R CABLE SERVICES — NY, INC.
CABLEVISION OF SOUTHERN WESTCHESTER, INC.
PETRA CABLEVISION CORP.
TELERAMA, INC.

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Vice President, Treasurer and Chief Financial Officer

(Signature Page to Completion Date Supplemental Indenture (Senior Guaranteed Notes))

CABLEVISION SYSTEMS BROOKLINE CORPORATION

Managing General Partner of

CABLEVISION OF OSSINING LIMITED PARTNERSHIP

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Vice President, Treasurer and Chief Financial Officer

(Signature Page to Completion Date Supplemental Indenture (Senior Guaranteed Notes))

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

(Signature Page to Completion Date Supplemental Indenture (Senior Guaranteed Notes))

Schedule I — Completion Date Guarantors

1.	1047 E 46TH STREET CORPORATION
2.	151 S. FULTON STREET CORPORATION
3.	2234 FULTON STREET CORPORATION
4.	CABLEVISION LIGHTPATH CT LLC
5.	CABLEVISION LIGHTPATH, INC.
6.	CABLEVISION LIGHTPATH NJ LLC
7.	CABLEVISION OF BROOKHAVEN, INC.
8.	CABLEVISION OF LITCHFIELD, INC.
9.	CABLEVISION OF WAPPINGERS FALLS, INC.
10.	CABLEVISION SYSTEMS BROOKLINE CORPORATION
11.	CABLEVISION SYSTEMS NEW YORK CITY CORPORATION
12.	CSC ACQUISITION — MA, INC.
13.	CSC ACQUISITION CORPORATION
14.	CSC OPTIMUM HOLDINGS, LLC
15.	CSC TECHNOLOGY, LLC
16.	LIGHTPATH VOIP, LLC
17.	NY OV LLC
18.	OV LLC
19.	WIFI CT-NJ LLC
20.	WIFI NY LLC
21.	CABLEVISION OF OSSINING LIMITED PARTNERSHIP
22.	A-R CABLE SERVICES — NY, INC.
23.	CABLEVISION OF SOUTHERN WESTCHESTER, INC.
24.	PETRA CABLEVISION CORP.
25.	TELERAMA, INC.